Testing the Waters Materials Related to Series #HENDERSON

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#HENDERSON

'80 TOPPS RICKEY HENDERSON ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!


RICKEY HENDERSON
A's

CURRENT VALUE: $135,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#HENDERSON

'80 TOPPS RICKEY HENDERSON ROOKIE CARD

C.O.A. | SPECS

FINANCIALS

Price Per Share	$5.00
Number of Shares	27,000
Market Cap.	$135,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Baseball
Professional League	MLB
Player / Number	Rickey Henderson / 35
Team	Oakland Athletics
Year / Season	1980
Memorabilia Type	Trading Card
Manufacturer	Topps
Number in Set	#482
Rarity	1 of 25 (PSA 10)
Authentication	PSA
Grade	10

PSA Certification Verification

#30759268





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ITEM INFORMATION

Certification Number	30759268
Label Type	with fugitive ink technology
Reverse Cert Number/Barcode	Yes
Year	1980
Brand	TOPPS
Sport	BASEBALL CARDS
Card Number	482
Player	RICKEY HENDERSON
Variety/Pedigree	
Grade	GEM MT 10

DESCRIPTION OF SERIES 1980 TOPPS RICKEY HENDERSON ROOKIE CARD

Investment Overview

- Upon completion of the Series #HENDERSON Offering, Series #HENDERSON will purchase a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10 as the Underlying Asset for Series #HENDERSON (The "Series 1980 Topps Rickey Henderson Rookie Card" or the "Underlying Asset" with respect to Series #HENDERSON, as applicable), the specifications of which are set forth below.
- Rickey Henderson was a Hall of Fame baseball player who played 25 seasons in the MLB, winning one MVP, two World Series titles, and being selected to 10 All-Star Games.
- The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as 'freebies' inside packs of gum.
- The Underlying Asset is a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10.

Asset Description

Overview & Authentication

- Rickey Henderson was born December 25, 1958 in Chicago, Illinois.
- Playing baseball, basketball, and football for Oakland Technical High School, Henderson was named the California State Baseball Player of the Year in 1976. He was also an All-American running back with two 1,000-yard seasons.
- The Oakland Athletics drafted Henderson in the fourth round of the 1976 MLB Amateur Draft.
- Henderson played his first MLB game on June 24, 1979, recording two hits and a stolen base.
- As a rookie in 1979, Henderson played 89 games, hitting .274, scoring 49 runs, and stealing 33 bases.
- In 1980, Henderson was selected to his first All-Star Game, batting .303, scoring 111 runs, and leading the MLB with 100 stolen bases.
- In 1981, Henderson came in second in MVP voting, hitting .319, stealing 5 bases, and leading the MLB in runs scored with 89.
- In 1982, Henderson hit .267 and scored 119 runs, leading the MLB in stolen bases (130) and walks (116).
- In 1989, Henderson won his first World Series. The Athletics swept the Giants 4-0, finishing with a 9-6 win on October 28. During the four-game series, Henderson hit .474, and recorded a .524 OBP.
- In 1990, Henderson won the MVP, hitting .325 and stealing 65 bases. He led the MLB in runs scored (119), OBP (.439), and OPS (1.016).
- In 1993, Henderson won his second World Series, now as a member of the Toronto Blue Jays. The Blue Jays beat the Phillies in six games, finishing with an 8-6 win on October 23.
- On October 7, 2001 Henderson hit the 3,000th hit of his career. At the time he was the 25th player in history to cross this threshold.
- Henderson played his final game on September 19, 2003 at age 44.
- Henderson was inducted into the Baseball Hall of Fame on July 26th, 2009.
- Henderson holds the all-time record for stolen bases in a career with 1,406. The second-place player on the list is Lou Brock, with 938.
- Henderson holds the all-time record for runs scored in a career with 2,295, beating out Ty Cobb's career total of 2,245.
- Henderson holds the all-time record for leadoff homeruns in a career with 81. Second place is Alfonso Soriano, who hit 54.
- Henderson was known as the "Man of Steal."
- In May 2012, Bleacher Report ranked Henderson as the Greatest Leadoff Hitter in Baseball History, writing that his career Wins Above Replacement (WAR) "puts him in the same class with Lou Gehrig, Mickey Mantle and Frank Robinson."
- Henderson's 105.2 Offensive WAR is the 17th highest all-time, placing him ahead of Derek Jeter and Chipper Jones.
- Henderson once said: "If my uniform doesn't get dirty, I haven't done anything in the baseball game."

- Billy Beane, the long-time front office executive of the Athletics about whom the book and movie "Moneyball" is based, said that Henderson is "the greatest leadoff hitter of all time. I'm not sure there's a close second."
- Hall of Famer Dave Winfield said that Henderson was "one of the best players that I ever played with and obviously the best leadoff hitter in baseball."
- The 1980 Topps #482 Rickey Henderson Rookie Card tends "to be hampered by poor centering" and many examples suffer from flaking to their corners, according to PSA.
- The Underlying Asset has been issued a grade of GEM-MT 10 by Professional Sports Authenticators (PSA) with certification No. 30759268.

Notable Features

- The Underlying Asset is a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10.
- The Underlying Asset is 1 of 25 1980 Topps #482 Rickey Henderson Rookie Card examples graded PSA GEM MINT 10, with none graded higher.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from PSA.

Details

Series 1980 Topps Rickey Henderson Rookie Card	
Sport	Baseball
Professional League	MLB
Player / Number	Rickey Henderson / 35
Team	Oakland Athletics
Year / Season	1980
Memorabilia Type	Trading Card
Manufacturer	Topps
Number in Set	#482
Rarity	1 of 25 (PSA 10)
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	30759268

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1980 Topps Rickey Henderson Rookie Card going forward.

Rally

#HENDERSON

'80 TOPPS RICKEY HENDERSON ROOKIE CARD

COMING SOON

RSE Archive, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" or "Stock" refers to interests in a series of RSE Archive, LLC. This communication does not constitute a solicitation to purchase or an offer to sell securities - visit our website rallyrd.com for full terms & conditions. Full details and disclaimers on http://rallyrd.com/disclaimer.

#HENDERSON | $135K

PSA 10 (MEMORY LANE)

$7,555.25 (+1289.8% SINCE)

4/5/09

ASSET VALUE
+1289.8%

TRANSACTIONS
33

“[T]he greatest leadoff hitter of all time. I’m not sure there’s a close second.”



BILLY BEANE

Oakland A’s Executive Known for “Moneyball”

JOIN THE CONVERSATION ›

#HENDERSON

'80 TOPPS RICKEY HENDERSON ROOKIE CARD

Rickey Henderson brought a new dimension to the game of baseball with his combination of outrageous speed and surprising power from the lead-off position. In 25 years, Henderson racked up all-time records in runs scored (2,295) and stolen bases (1,406) — the latter remains one of the most untouchable records in baseball. #HENDERSON is a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA 10. From a set known to suffer from "poor centering" and other defects, #HENDERSON is 1 of just 25 examples to receive a PSA 10 out of more than 20,000 1980 Henderson Rookie Cards in PSA's population.

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OUTFIELD
RICKEY HENDERSON

#HENDERSON | *Visuals*

Henderson was known as the “Man of Steal.”

LAUNCH GALLERY ›

#HENDERSON | *Timeline*

Dec. 1958 Rickey Henderson is born in Chicago, Illinois.

Jan. 1976 Playing baseball, basketball, and football for Oakland Technical High School, Henderson is named the California State Baseball Player of the Year. He is also named an All-American running back, recording two 1,000-yard seasons.

Jun. 1976 The Oakland Athletics draft Henderson in the fourth round of the MLB Amateur Draft.

Jun. 1979 Playing in his first MLB game, Henderson records two hits and a stolen base.

Jan. 1980 Topps releases their 1980 Baseball set. #HENDERSON is printed.

Jul. 1980 Henderson plays in his first All-Star Game during his break-out season, which he would end with a .303 batting average, 111 runs scored, and an American League-record 100 stolen bases.

Nov. 1981 "[I]n one of the closest races ever" Henderson narrowly loses out on the MVP award, placing second behind Rollie Fingers. During the 1981 season Henderson bats .319, leads the league in runs scored (89), hits (135), and stolen bases (56).

Oct. 1989 With the Athletics' sweep of the Giants, Henderson wins his first World Series. During the four games, Henderson hits .474 with 3 stolen bases.

Nov. 1990 At the age of 31, Henderson is awarded his first and only MVP award for a season that he led the MLB in runs scored (119), OBP (.439), and OPS (1.016), as well as led the league in stolen bases (65) for the 10th time in his career.

May. 1991 Henderson steals the 939th base of his career, becoming the all-time record holder.

Oct. 1993 Now a member of the Blue Jays, Henderson wins his second World Series.

Oct. 2001 Henderson records the 3,000th hit of his career, becoming the 25th player to cross the historic threshold.

Sep. 2003 At age 44, Henderson hangs up his cleats with career totals of 1,406 stolen bases and 2,295 runs scored, Henderson remains the all-time leader in both categories.

Jul. 2009 Henderson is inducted into the Baseball Hall of Fame.

Unsent Tweets



1️⃣ MVP win
2️⃣ World Series titles
🔟 All-Star Games
& the greatest leadoff hitter in baseball history ⚾

1 of 25 Rickey Henderson Rookie graded PSA GEM MINT 10 open now

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